RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

This Right of First Refusal and Co-Sale Agreement (this "***Agreement***"), dated as of March 22, 2002, is made by and among WavBank, Inc., a Washington corporation (the "***Company***"), John T. Butters, Bennett M. Butters, and Lisa C. Butters (each a "***Founder***" and collectively, the "***Founders***") and the shareholders of the Company who become parties to this Agreement by executing the Consent in the form attached to this Agreement as ***Exhibit A*** (the "***Shareholders***").

RECITALS

1. The Founders currently own all of the issued and outstanding shares of common stock of the Company.

2. The parties believe that it is in the best interests of the Company and its Shareholders to make provisions for the future disposition of the shares of common stock and other capital stock of the Company owned or hereinafter acquired by the Shareholders and the Shareholders' transferees, successors or assigns.

AGREEMENT

For good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

1. Restrictions on Transfer of Shares

Except as otherwise provided in this Agreement, no Founder or Shareholder or transferee, successor or assign thereof (a "***Holder***") shall Transfer (as defined in Section 2(a) of this Agreement) any Shares (as defined in Section 2(b) of this Agreement). Any Transfer of Shares not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of the Company, and shall not be recognized by the Company.

2. Definitions

(a) "***Transfer***" means to sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of, voluntarily or involuntarily, all or any part of a Holder's Shares.

(b) "***Shares***" mean all shares of capital stock of the Company, now owned or hereafter acquired by any Holder, of whatever class or series, voting and nonvoting,

and includes any security convertible into or exercisable for capital stock of the Company.

3. Agreements among the Company and the Holders

3.1 Right of First Refusal and Co-Sale Right

(a) Transfer Notice

If at any time a Holder (i) proposes to Transfer any Shares held by him, her or it or (ii) any Shares held by a Holder are subject to an involuntary Transfer or Transfer by operation by law incident to death (except as provided in Section 3.3(d)), divorce, legal separation, bankruptcy or other proceedings or any other involuntary Transfer, then such Holder (the "***Transferring Holder***") shall promptly give the Company or its assignee and each of the Founders (other than a Founder who at such time is a Transferring Holder) (the "***Non-Transferring Founders***") written notice of such Transferring Holder's intention to make such transfer (the "***Transfer Notice***"), which Transfer Notice shall include (A) a description of the Shares subject to the Transfer (the "***Offered Shares***"), (B) the identity of the prospective transferee(s) and (C) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. In the case of a voluntary Transfer, the Transfer Notice shall certify that such Transferring Holder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement or document relating to the proposed Transfer. In the case of an involuntary Transfer, the Transfer Notice shall certify the basis for the involuntary Transfer. If the Transfer is being made pursuant to the provisions of Section 3.3 of this Agreement, the Transfer Notice shall so state and shall indicate the paragraph thereof under which such Transfer is being made. In the event that the proposed Transfer is required by the order, judgment or decision of a court, arbitrator or other third party, the Holder or the Holder's executor shall notify such court, arbitrator or other third party of the rights of the Company and the Non-Transferring Founders under this Agreement.

(b) Company's Right of First Refusal

The Company or its assignee may elect by written notice to the Transferring Holder to purchase all or any portion of the Offered Shares on the same terms and conditions as set forth in the Transfer Notice (or, in the event of an involuntary transfer, at a price determined under Section 3.1(c)(4) of this Agreement). If the Company does not elect to purchase all of the Offered Shares within twenty (20) days

after receipt of the Transfer Notice, such Transferring Holder (or, upon an involuntary transfer, the person to whom the Offered Shares are or were to be transferred shall give each Non-Transferring Founder a written "***Supplemental Transfer Notice***" that informs such Non-Transferring Founder that the Company has not elected to purchase all of the Offered Shares.

(c) Non-Transferring Founder's Right of First Refusal

(1) To the extent the Company does not exercise its right of first refusal with respect to all of the Offered Shares pursuant to Section 3.1(b) of this Agreement, then each Non-Transferring Founder may elect (each Non-Transferring Holder so electing, a "***Purchasing Founder***"), by delivering written notice to such Transferring Holder, subject to Section 3.1(c)(3) below, within ten (10) days after receipt of the Supplemental Transfer Notice (the "***Purchase and Co-Sale Notice***"), to purchase up to such Non-Transferring Founder's pro rata share of the Offered Shares not purchased by the Company, plus such Non-Transferring Founder's pro rata share of any Offered Shares not purchased by any other Non-Transferring Founder, on the same terms and conditions as set forth in the Transfer Notice. The Purchase and Co-Sale Notice shall state (i) the number of Shares such Non-Transferring Founder desires to purchase and whether such Non-Transferring Founder desires to purchase up to his, her or its pro rata share of the Offered Shares (as calculated under Section 3.1(c)(2)(i) below) not purchased by the Company, (ii) if such Non-Transferring Founder desires to purchase his, her or its pro rata share of the Offered Shares not purchased by the Company, whether he, she or it desires to purchase the maximum amount of the Offered Shares available including its pro rata share of amounts not purchased by other Non-Transferring Founders (as calculated under Section 3.1(c)(2)(ii) below), and (iii) whether such Non-Transferring Founder elects not to purchase any of the Offered Shares but wishes to sell a portion of his or her securities pursuant to Section 3.1(d) of this Agreement and the number of securities to be sold (as calculated under Section 3.1(d)(2) below). A Non-Transferring Founder may not elect both to purchase the Offered Shares and to sell his or her Shares with respect to the same Transfer. A Non-Transferring Holder that either does not deliver a Purchase and Co-Sale Notice or indicates in the Purchase and Co-Sale Notice that such Non-Transferring Founder elects not to purchase any of the Offered Shares shall be referred to herein as a "***Non-Purchasing Founder***."

(2) Each Purchasing Founder's pro rata share shall be calculated as follows:

(i) The Purchasing Founder's pro rata share of the Offered Shares not purchased by the Company shall be equal to the product obtained by multiplying (i) the aggregate number of Offered Shares the Company did not elect

to purchase referenced in the Supplemental Transfer Notice by (ii) a fraction, the numerator of which is the number of Shares held by such Purchasing Founder and the denominator of which is the total number of Shares held by all Purchasing Founders who desire to purchase Offered Shares not purchased by the Company calculated immediately prior to the time of the purchase hereunder from the Transferring Holder.

(ii) The Purchasing Founder's pro rata share of the Offered Shares not purchased by the Company or the other Non-Transferring Founders shall be equal to the product obtained by multiplying (i) the aggregate number of Offeres Shares not purchased by the Company or the other Non-Transferring Founders by (ii) a fraction, the numerator of which is the number of Shares held by such Purchasing Founder and the denominator of which is the total number of Shares held by all Purchasing Founders who desire to purchase his or her pro rata share of the Offered Shares not purchased by the Company and who also desire to purchase Offered Shares not purchased by the other Non-Transferring Founders.

(3) In the event that the Transfer in question is by operation of law or another involuntary Transfer (including a Transfer incident to divorce, legal separation or bankruptcy), the price per share shall be the greater of the original purchase price paid by the Transferring Holder for such Offered Shares (appropriately adjusted for stock splits, stock dividends, combinations and the like) or the fair market value of such Offered Shares, which shall be a price that reflects the then current value of the Shares in terms of the present earnings and future prospects of the Company and shall be set by the Board of Directors in its discretion, determined within 30 days after receipt by the Company of the Transfer Notice. In the event that such Transferring Holder (or, in the case of death, such Transferring Holder's executor) disagrees with such valuation, such Transferring Holder (or such Transferring Holder's executor) shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Company and such Transferring Holder (or such Transferring Holder's executor), the fees of which appraiser shall be borne equally by the Company and such Transferring Holder (or such Transferring Holder's estate).

(d) Non-Transferring Founders' Right of Co-Sale

(1) Following the expiration of the right of first refusal and purchase rights described in Sections 3.1(b) and 3.1(c) of the Agreement, each Non-Transferring Founder who previously notified the Transferring Holder in the Purchase and Co-Sale Notice of such Non-Transferring Founder's desire to sell a portion of such Non-Transferring Founder's shares with the Transferring Holder (such Non-Transferring Founder, a "***Selling Founder***") shall have the right to participate in the

sale of any remaining Offered Shares on the same terms and conditions as specified in the Transfer Notice; provided, however, that no Non-Transferring Founder shall be entitled under this Section 3.1(d) to participate in transfers of Shares by a Transferring Holder incident to divorce, legal separation, bankruptcy or other proceedings, or in any other involuntary Transfers of Shares by a Transferring Holder. To the extent one or more of the Selling Founders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Shares that the Transferring Holder may sell in the Transfer shall be correspondingly reduced.

(2) Each Selling Founder may sell all or any part of that number of Shares equal to the product obtained by multiplying (i) the Offered Shares, less any Offered Shares purchased by the Company or the Purchasing Founders, by (ii) a fraction, the numerator of which shall be the number of Shares owned by such Selling Founder and the denominator of which shall be the total number of Shares held by all of the Selling Founders plus the number of Shares held by the Transferring Holder, each calculated immediately prior to the time of the Transfer.

(e) Each Selling Founder shall effect his or her participation in the sale by promptly delivering to the Transferring Holder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Shares which such Selling Founder elects to sell.

(f) The stock certificate or certificates that the Selling Founder delivers to such Transferring Holder pursuant to Section 3.l(e) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares on the terms and conditions specified in the Transfer Notice, and the Transferring Holder shall concurrently therewith remit to such Selling Founder that portion of the sale proceeds to which such Selling Founder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase Shares from a Selling Founder exercising its rights of co-sale hereunder, the Transferring Holder shall not sell to such prospective purchaser or purchasers any Shares unless and until, simultaneously with such sale, such Transferring Holder shall purchase such Shares from such Selling Founder for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

3.2 Non-Exercise of Rights

To the extent that the Company has not exercised its rights to purchase all or a portion of the Offered Shares and the Non-Transferring Founders have not exercised their rights to purchase or participate in the sale of the Offered Shares, each as set forth herein, such Transferring Holder shall have a period of thirty days after

the expiration of the Non-Transferring Founders' rights (the "***Transfer Period***") in which to Transfer any remaining Offered Shares, upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice, to the third-party transferee(s) identified in the Transfer Notice. In the event a Transferring Holder does not consummate the sale or disposition of the Offered Shares within the Transfer Period, the Company's first refusal rights and the Non-Transferring Founders' purchase and co-sale rights under this Agreement shall continue to be applicable to any subsequent Transfer of the Shares by such Transferring Holder. Furthermore, the exercise or non-exercise by the Company of the right to purchase Shares from such Transferring Holder or by the Non-Transferring Founders to purchase or participate in sales of Shares by such Transferring Holder shall not adversely affect the Company's or the Non-Transferring Founders' rights to make subsequent purchases from any Transferring Holder of Shares or subsequently purchase or participate in Transfers of Shares by any Transferring Holder, respectively. Any proposed Transfer on terms and conditions different than those described in the Transfer Notice, as well as any subsequent proposed Transfer of any of the Transferring Holders' Shares shall again be subject to the right of first refusal, purchase and co-sale rights of the Company and the Non-Transferring Founders and shall require compliance by the Holders with the procedures described in this Section 3.

3.3 Limitations on Right of First Refusal, Purchase and Co-Sale

The provisions of Section 3.1 of this Agreement shall not apply to:

(a) Any pledge of any Shares by a Holder pursuant to a bona fide loan transaction with an established financial institution that creates a mere security interest in such Shares;

(b) Any repurchase or redemption of any Shares by the Company;

(c) Any bona fide gift or gifts by a Holder of up to an aggregate of five percent of the total number of Shares held by such Holder on the date of this Agreement;

(d) Any disposition of any Shares by a Holder (or his or her estate) by beneficiary designation, will, intestate succession or otherwise effected with the intent to take effect upon such Holder's death;

(e) Any disposition of any Shares to a Holder's spouse, sibling, lineal descendant or ancestor or a trust established for the benefit of one or more of such Holder or such Holder's spouse, sibling, lineal descendants or ancestors (with respect

to a spouse, in all cases, other than a disposition pursuant to divorce or legal separation);

(f) Any disposition of any Shares by a Holder resulting in the transfer of up to an aggregate of five percent of the total number of Shares held by such Holder on the date of this Agreement; or

(g) Any Transfer to the Company or any Founder;

provided, that in case of any pledge, gift, transfer or other disposition listed above (except for a repurchase under Section 3.3(b) of this Agreement), (i) the transferring Holder shall inform the Founders of such pledge, gift, transfer or other disposition prior to effecting it and (ii) the pledgee, transferee or donee shall execute a Consent in the form attached to this Agreement as ***Exhibit A*** evidencing his, her or its consent to be bound as a Holder and further consenting to that the transferred Shares will remain Shares under the terms of this Agreement.

3.4 Prohibited Transfers

(a) In the event a Transferring Holder should effect or cause to be effected a Transfer of any Shares in contravention of the purchase or co-sale rights of the Non-Transferring Founders under Section 3.1 of this Agreement (a "***Prohibited Transfer***"), such Non-Transferring Founders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below and such Transferring Holder shall be bound by the applicable provisions of such option.

(b) In the event of a Prohibited Transfer, each Non-Transferring Founder shall have the right to sell to such Transferring Holder the number and each type of Shares that such Non-Transferring Founder would have been entitled to transfer to the third-party transferee(s) under Section 3.1 of this Agreement had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof (assuming the Company had not exercised its right of first refusal and excluding shares that Non-Transferring Founders had elected to purchase). Such sale shall be made on the following terms and conditions:

(1) The price per share at which the shares are to be sold to such Transferring Holder shall be equal to the price per share paid by the third-party transferee(s) to such Transferring Holder in the Prohibited Transfer. Such Transferring Holder shall also reimburse each Non-Transferring Founder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the

exercise or the attempted exercise of such Non-Transferring Founder's rights under Section 3 of this Agreement.

(2) Within ninety (90) days after the later of the dates on which a Non-Transferring Founder (A) received notice of a Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, such Non-Transferring Founder shall, if exercising the option created hereby, deliver to such Transferring Holder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

(3) The Transferring Holder shall, upon receipt of the certificate or certificates for the shares to be sold by a Non-Transferring Founder, pursuant to this Section 3.4, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 3.4(b)(1), in cash or by other means acceptable to such Non-Transferring Founder.

(4) Notwithstanding the foregoing, any attempt by such Transferring Holder to transfer any Shares in violation of Section 3 of this Agreement shall be void, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee(s) as the holder of such shares without the written consent of a majority in interest of the Non-Transferring Founders.

4. Market Stand-Off Agreement

In connection with an initial public offering of the Company's equity securities and upon request of the Company or the underwriters managing any underwritten offering of the Company's securities in connection therewith, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the Company or the underwriters at the time of the public offering.

5. Miscellaneous Provisions

5.1 Termination

This Agreement shall terminate upon the earlier to occur of the following events (and shall not apply to any Transfer by a Holder in connection with any such event):

(a) the closing of the Company's first offering of its equity securities to the general public pursuant to a registration statement filed under the Securities Act of 1933, as amended; or

(b) a merger, acquisition, share exchange, or other transaction or series of transactions in which the shareholders of the Company immediately prior to such transaction or series of transactions do not own a majority of the outstanding shares and a majority of the voting power of the surviving entity after such transaction or transactions or any sale, lease or other disposition of all or substantially all of the assets of the Company or other dissolution, liquidation or winding up of the Company.

5.2 Ownership

Each Holder represents and warrants that he, she or it is the sole legal and beneficial owner of the Shares and that no other person has any interest (other than a community property interest) in such Shares.

5.3 Legend

Each existing or replacement certificate for shares now owned or hereafter acquired by a Holder and each certificate issued to any person in connection with a transfer pursuant to Section 3.2 or 3.3 of this Agreement shall bear the following legend (or a substantially similar legend) upon its face:

> "THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION, OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

Each Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to above to enforce the provisions of this Agreement.

5.4 Successors and Assigns

The obligations of the parties under this Agreement shall be binding upon each Founder and Shareholder's successors, assigns and legal representatives. The rights of the parties under this Agreement shall not inure to the benefit of the Founders' successors, assigns and legal representatives and the Agreement shall not otherwise be for the benefit of any third party.

5.5 Governing Law

This Agreement shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within Washington, without giving effect to principles of conflicts of laws. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement.

5.6 Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.7 Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.8 Notices

Unless otherwise provided, any notice under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight deliver and addressed as set forth in (d) or (d) three days after deposit with the United States Postal Service, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party on the signature page, or at such other address as such party may designate by ten (10) days' advance written notice to the other party given in the foregoing manner.

5.9 Expenses

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, including an arbitration, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

5.10 Entire Agreement; Amendments and Waivers

This Agreement (including the exhibits attached to this Agreement) and the documents referred to in this Agreement constitute the full and entire understanding and agreement among the parties with respect to the subject matter in this Agreement and supercede all prior agreements, written or oral, and no party shall be liable or bound to any other party in any manner by any other warranties, representations or covenants, except as specifically set forth in this Agreement or the exhibits attached to this Agreement. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, each Founder and the holders of a majority of the aggregate then outstanding Shares held by the Shareholders; provided, however, that the Company may amend this Agreement solely to add a party who after the date of this Agreement acquires shares of the Company's capital stock and executes a Consent in the form of ***Exhibit A***.

5.11 Severability

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.12 Spousal Consent

To the extent that any Shares of a Holder constitute the community property of such Founder and his or her spouse, such Holder shall obtain the spouse's acknowledgment of, and consent to, the existence and binding effect of this Agreement, by executing a spousal consent in the form attached hereto as ***Exhibit B***. If a Holder marries or remarries subsequent to the date of this Agreement, such Holder shall obtain the required spousal consent with a reasonable time, not to exceed thirty (30) days, following the marriage.

5.13 Specific Enforcement

The Holders expressly agree that the Company and the Founders will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, the Company and the Founders shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

5.14 Continuation of Employment

Nothing in this Agreement shall create an obligation on the Company to continue any Founder or Shareholder's employment with the Company.

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first above written.

WAVBANK, INC.

By: John T. Butters
Its: President
Address: P.O. Box 31085
Seattle, WA 98103
Fax: (419) 828-1341
Telephone: (360) 221-8308

JOHN T. BUTTERS

Address: P.O. Box 412
Langley, WA 98260
Fax: (419) 828-1341
Telephone: (360) 221-8308

BENNETT M. BUTTERS

Address: 3421 Stikes Drive SE
Lacey, WA 98503
Fax: (419) 828-1341
Telephone: (360) 221-8308

LISA C. BUTTERS

Address: P.O. Box 412
Langley, WA 98260
Fax: (419) 828-1341
Telephone: (360) 221-8308

EXHIBIT A
FORM OF CONSENT

In consideration of the issuance, sale, pledge, or other transfer to the undersigned of shares of stock in WAVBANK, INC., each of the undersigned hereby consents and agrees to become a party to and be bound by the Right of First Refusal and Co-Sale Agreement (the "***Agreement***") as a "***Holder***" dated March __, 2002, as amended, receipt of a copy of which is hereby acknowledged, as fully as if one of the original parties thereto, and all of the shares owned by the undersigned shall be held in accordance with and restricted by the terms of such Agreement.

Date: _______________.

____

Name:

Address: ______________________________
Fax: ________________________________

Telephone: ______________________

EXHIBIT B
FORM OF CONSENT OF SPOUSE

I, ____________________, spouse of ____________________, have read and approve the foregoing Right of First Refusal and Co-Sale Agreement, dated March __, 2002 (the "***Agreement***"). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in the Agreement or any shares issued pursuant thereto under the community property laws of the State of Washington or similar laws relating to marital property in effect in the state of our residence as of the date of the Agreement.

Date: ______________________________

____
(Signature)

____
(Printed Name)

Address: ___________________________
____